Exhibit 10.19
Participants:
A. Change in Control Severance Agreement
1.	Rodney L. Underdown, Vice President, Chief Financial Officer and Secretary

2.	Keith E. Clark, Vice President and General Manager, General Trade

3.	John J. Fallis, Vice President and General Manager, Highway Deicing

4.	Ronald Bryan, Vice President and General Manager, Sulfate of Potash
B. Restrictive Covenant Agreement
1.	Michael E. Ducey, President and Chief Executive Officer

2.	Rodney L. Underdown, Vice President, Chief Financial Officer and Secretary

3.	Keith E. Clark, Vice President and General Manager, General Trade

4.	John J. Fallis, Vice President and General Manager, Highway Deicing

5.	Ronald Bryan, Vice President and General Manager, Sulfate of Potash